SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM T-1

                   STATEMENT OF ELIGIBILITY AND QUALIFICATION
               UNDER THE TRUST INDENTURE ACT OF 1939, AS AMENDED,
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE


                  FIRST UNION NATIONAL BANK OF NORTH CAROLINA
              (Exact name of Trustee as specified in its charter)



TWO FIRST UNION CENTER
CHARLOTTE, NORTH CAROLINA                 28288-1179                56-0900030
(Address of principal executive office)   (Zip Code)          (I.R.S. Employer
                                                            Identification No.)

                        PEOPLES TELEPHONE COMPANY, INC.
              (Exact name of obligor as specified in its charter)

New York                                                           13-2626435
(State or other jurisdiction of incorporation                 (I.R.S. Employer
or organization)                                            Identification No.)

2300 N W 89 Place
Miami, FL                                                          33172
(Address of principal executive offices)                          (Zip Code)


                   12.25% SENIOR NOTES DUE JULY 15, 2002



                      (Title of the indenture securities)

1.       General information.

         (a) The following are the names and addresses of each examining or supervising authority to which the Trustee is subject:

                        The Comptroller of the Currency, Washington, D.C. Federal Reserve Bank of Richmond, Virginia.
                        Federal Deposit Insurance Corporation, Washington, D.C. Securities and Exchange Commission, Division of Market Regulation, Washington, D.C.

         (b)      The Trustee is authorized to exercise corporate trust powers.

2.       Affiliations with obligor.

                           The obligor is not an affiliate of the Trustee. (See
                           Note 2 on Page 5)

3.       Voting Securities of the Trustee.

                           The following information is furnished as to each
class of voting securities of the Trustee:

                              As of June 30, 1995

_______________________________________________________________________________
                 Column A                                    Column B

_______________________________________________________________________________
                 Title of Class                              Amount Outstanding

_______________________________________________________________________________
                 Common Stock, par value $3.33-1/3 a share   171,837,122 shares

4.       Trusteeships under other indentures.

                  First Union National Bank of North Carolina is Trustee under Indenture dated July 15, 1995 between Peoples Telephone Company, Inc., and First Union National Bank of North Carolina for the 12.25% Senior Notes due 2002.

5. Interlocking directorates and similar relationships with the obligor or underwriters.

                  Neither the Trustee nor any of the directors or executive officers of the Trustee is a director, officer, partner, employee, appointee or representative of the obligor or of any underwriter for the obligor.

                           (See Note 2 on Page 5)

6.       Voting securities of the Trustee owned by the obligor or its officials.

                  Voting securities of the Trustee owned by the obligor and its directors, partners, executive officers, taken as a group, do not exceed one percent of the outstanding voting securities of the Trustee.

                           (See Notes 1 and 2 on Page 5)

7. Voting securities of the Trustee owned by underwriters or their officials.

                  Voting securities of the Trustee owned by any underwriter and its directors, partners, and executive officers, taken as a group, do not exceed one percent of the outstanding voting securities of the Trustee.

                           (See Note 2 on Page 5)

8.       Securities of the obligor owned or held by the Trustee.

                  The amount of securities of the obligor which the Trustee owns beneficially or holds as collateral security for obligations in default does not exceed one percent of the outstanding securities of the obligor.

                           (See Note 2 on Page 5)

9.       Securities of underwriters owned or held by the Trustee.

                  The Trustee does not own beneficially or hold as collateral security for obligations in default any securities of an underwriter for the obligor.

                           (See Note 2 on Page 5)

10. Ownership or holdings by the Trustee of voting securities of certain affiliates or security holders of the obligor.

                  The Trustee does not own beneficially or hold as collateral security for obligations in default voting securities of a person, who, to the knowledge of the Trustee (1) holds 10% or more of the voting securities of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor.

                           (See Note 2 on Page 5)

11. Ownership of holders by the Trustee of any securities of a person owning 50 percent or more of the voting securities of the obligor.

                  The Trustee does not own beneficially or hold as collateral security for obligations in default any securities of a person who, to the knowledge of Trustee, owns 50 percent or more of the voting securities of the obligor. (See Note 2 on Page 5)

12.      Indebtedness of the obligor to the Trustee.

                           The obligor is not indebted to the Trustee.

13.      Defaults by the obligor.

                           Not applicable.

14.      Affiliations with the underwriters.

                           No underwriter is an affiliate of the Trustee.

15.      Foreign trustee.

                           Not applicable.

16.      List of Exhibits.

              (1) Articles of Association of the Trustee as now in effect.
                  Incorporated to Exhibit (1) filed with Form T-1
                  Statement included in Registration Statement No. 33-45946.

              (2) Certificate of Authority of the Trustee to commence business.
                  Incorporated by reference to Exhibit (2) filed with Form T-1 Statement included in Registration Statement No. 33-45946.

              (3) Authorization of the Trustee to exercise corporate trust powers, if such authorization is not contained in the documents specified in exhibits (1) and (2) above.

              (4) By-Laws of the Trustee.  Incorporated by reference to
                  Exhibit (4) filed with Form T-1 Statement included in Registration Statement No. 33-45946.

              (5) Inapplicable.

              (6) Consent by the Trustee required by Section 321(b) of the
                  Trust Indenture Act of 1939. Included at Page 6 of this Form T-1 Statement.

              (7) Report of condition of Trustee.

              (8) Inapplicable.

              (9) Inapplicable.

                               -----------------------------
                                          NOTES
                               -----------------------------



     1. Since the Trustee is a member of First Union Corporation, a bank holding company, all of the voting securities of the Trustee are held by First Union Corporation. The securities of First Union Corporation are described in Item 3.

     2. Inasmuch as this Form T-1 is filed prior to the ascertainment by the Trustee of all facts on which to base responsive answers to Items 2, 5, 6, 7, 8, 9, 10 and 11, the answers to said Items are based on incomplete information. Items 2, 5, 6, 7, 8, 9, 10 and 11 may, however be considered as correct unless amended by an amendment to this Form T-1.

                                   SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, FIRST UNION NATIONAL BANK OF NORTH CAROLINA, a national association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Charlotte, and State of North Carolina on the 26th day of July, 1995.

                          FIRST UNION NATIONAL BANK OF NORTH CAROLINA
                               (Trustee)

                               BY: /s/ EDMUND M. WIENER
                                  ----------------------
                                  Edmund M. Wiener, Trust Officer



                                                               EXHIBIT T-1 (6)

                              CONSENTS OF TRUSTEE

     Under section 321(b) of the Trust Indenture Act of 1939 and in connection with the proposed issuance by Peoples Telephone Company, Inc. 12.25%
Senior Notes due July 15, 2002, First Union National Bank of North Carolina, as the Trustee herein named, hereby consents that reports of examinations of said Trustee by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon requests therefor.

                               FIRST UNION NATIONAL BANK OF NORTH CAROLINA

                                 BY: /s/ DANIEL J. OBER
                                    ----------------------
                                    Daniel J. Ober, Vice President

Dated: JULY 26, 1995